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                                                                   EXHIBIT 10.43

          AGREEMENT FOR IMPLEMENTATION OF LICENSOR SOFTWARE MATERIALS

     THIS AGREEMENT, entered into this 1st day of June, 1999 by and between Palm Computing Inc. ("Palm"), a subsidiary of 3Com Corporation ("3Com") duly organized and existing under the laws of the State of California, having a place of business at 5400 Bayfront Plaza Santa Clara, California 95052 (Palm and 3Com are hereinafter collectively referred to as "Reseller") and AvantGo, Inc.
                                             --------
(hereinafter referred to as "Licensor"), having its principal place of business
                             --------
at 1700 South Amphlett Boulevard, Suite 300, San Mateo CA 94402.

The parties agree as follows:

ARTICLE 1 - DEFINITIONS
-----------------------

1.1   Licensor shall mean AvantGo, Inc.
      --------

1.2   Software shall mean the Client Software and documentation available from
      --------
      Licensor as described in Exhibit I attached hereto. Software shall include any Updates Licensor makes available to Reseller under this Agreement.
      Exhibit I shall be modified from time to time, as mutually agreed upon by the parties.

1.3   Reseller Product(s) shall mean Reseller's products based on the Palm
      -------------------
      Computing platform (or any future version thereof, whether or not marketed under such name) which are manufactured and sold by Reseller and Reseller's wholly owned subsidiaries.

1.4   Use shall mean copying or linking any portion of the Software into
      ---
      Reseller's Product and/or incorporating such software into Reseller's Product for processing of the machine instructions or statements contained in such software.

1.5   License Commencement Date of this Agreement shall mean the latter of the
      -------------------------
      date on which both of the parties have executed this Agreement and the date on which Licensor receives funding from Reseller pursuant to that certain Stock Purchase Agreement by and between the parties dated June , 1999.

1.6   Territory shall mean all countries.
      ---------

1.7   Intellectual Property Rights shall mean any trade secrets, patents,
      ----------------------------
      copyrights, trademarks, know-how, mask work rights, moral rights and similar rights of any type under the laws of any governmental authority, domestic or foreign, including all applications and registrations relating to any of the foregoing.

1.9   Client Software shall mean the AvantGo Client software product (in object
      ---------------
      code format only) further described in Exhibit I.

1.10  End Users shall mean any third party which obtains Software hereunder
      ---------
      solely for such third party's personal or internal business use, and not for further distribution or sale.

1.11  Distributors shall mean Reseller's distributors and third party
      ------------
      intermediaries through which Reseller will have the right to distribute the Software.

1.12  End User License shall mean an end user license which contains the End
      ----------------
      User restrictions set forth in Exhibit III or the Licensor end user license agreement accompanying the Software, as applicable.

1.14  Updates shall mean new versions of the Software that contain bug fixes,
      -------
      error corrections and minor enhancements, but do not contain major enhancements or significant new functionality.

1.15  Reproduction Locations means the locations where Reseller will make copies
      ----------------------
      of the Software. Reseller will use the same degree of care it uses for its own software products in selecting Reproduction Locations for the Software.

      All references in this Agreement to the "purchase" or "sale" of software
                                               --------      ----
      shall mean the acquiring or granting, respectively, of a license to use such software, and to exercise any other rights pertaining to such software which are expressly set forth herein.

ARTICLE 2 - LICENSE GRANT
-------------------------

2.1   License Grant. Subject to the terms and conditions of this Agreement,
      -------------
      Licensor hereby grants to Reseller and Reseller hereby accepts a worldwide, nonexclusive, [****] license (the "License"), without rights to sublicense except on a [****] and as set forth in Articles 8.1(c) and 8.1(d), to (a) use and

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     reproduce the Software from the Software Masters (as defined in Article
     4.1) at the Reproduction Location(s), (b) incorporate or distribute the Software in or for use in connection with Reseller Products, and (c) offer to license or otherwise distribute on a [****] (directly to End Users or through Distributors) the Software in connection with Reseller Products; provided, however, that for each Reseller Product with a distinct model number, Reseller shall either install the Client Software on all Reseller's Products with that particular model number, or none of Reseller's Products with that particular model number.

2.2  No Other Rights Granted. Apart from the License rights enumerated in this
     -----------------------
     Agreement, the License does not include a grant to Reseller of any right to engage in any activity not expressly stated herein, nor any ownership right, title, or interest, nor any security interest or other interest, in any Intellectual Property Rights relating to the Software. Except as expressly permitted pursuant to this Agreement, Reseller agrees that Reseller and its employees and contractors shall not, directly or indirectly, (a) sell, lease, rent, time-share, assign, sublicense or otherwise transfer, (b) disclose, divulge or otherwise make available to any third party, (c) use except as authorized by this Agreement, (d) decompile, disassemble or otherwise analyze for reverse engineering purposes, or (e) modify or change the Software in any manner.

2.3  Branding. At any time the Reseller refers to the Software, Reseller shall
     --------
     use the logos or trademarks of Licensor in conjunction with all marketing and distribution of Software. Reseller shall not remove or modify the logos or trademarks of Licensor contained in the Software that appear when the Software is used. All uses of Licensor's logos and trademarks shall be subject to Licensor's then-current trademark usage guidelines, a copy of which is attached as Exhibit IV. Licensor shall notify Reseller in writing of all changes to such guidelines, and Reseller may continue to distribute Reseller Products that were manufactured or in the process of being manufactured prior to receipt of such guidelines.

2.4  Confidential Information. Information that is transmitted by one party to
     ------------------------
     the other hereunder and, if in written form, is marked "confidential" or with a similar legend by the disclosing party before being furnished to the other, or if disclosed orally or visually is identified as such prior to disclosure and summarized, in writing, by the disclosing party to the receiving party within thirty (30) days shall be deemed to be Confidential Information of the disclosing party for purposes of this Agreement. Except as expressly permitted pursuant to this Agreement, each of the parties expressly undertakes to retain in confidence and not to disclose to any third party any such Confidential Information received from the other party hereunder;, provided however that Reseller may disclose Licensor Confidential Information to 3Com Corporation, wholly-owned subsidiaries of 3Com Corporation and the employees and contractors of Reseller, 3Com Corporation and such subsidiaries on a need-to-know basis provided such recipients have entered into agreements sufficient to enable Reseller to comply with this Section 2.4. Each of the parties further agrees to make no use of such Confidential Information except as contemplated by this Agreement. The obligations of confidentiality and restricted use set forth in this Section 2.4 shall survive the expiration or any earlier termination of this Agreement for a period of five (5) years.

     The Confidential Information of a party shall not include and the foregoing obligation shall not apply to data or information which is: (a) now or hereafter, through no unauthorized act or failure to act on the receiving party's part, in the public domain; (b) known to the receiving party without an obligation of confidentiality at the time the receiving party receives the same from the disclosing party, as evidenced by written records; (c) hereafter furnished to the receiving party by a third party lawfully and without restriction on disclosure; (d) furnished to others by the disclosing party without restriction on disclosure; or (e) independently developed by the receiving party without use of the disclosing party's Confidential Information. Nothing in this Agreement shall prevent the receiving party from disclosing Confidential Information to the extent the receiving party is legally compelled to do so by any governmental investigative or judicial agency pursuant to proceedings over which such agency has jurisdiction; provided, however, that prior to any such disclosure, the receiving party shall (i) assert the confidential nature of the Confidential Information to the agency; (ii) immediately notify the disclosing party in writing of the agency's order or request to disclose the disclosing party's Confidential Information; and (iii) cooperate fully with the disclosing party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of the compelled disclosure and protecting its confidentiality.

2.5  Marking Copies of the Software. Licensor represents that the Software is
     ------------------------------
     copyrighted and published by Licensor and that any markings or notices thereon are

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     proper and authorized. With reference to copies it makes of the Software,
     Reseller agrees not to remove any proper and authorized Licensor copyright notice or other proprietary legend of Licensor appearing in the Software that is not inconsistent with this Agreement.

2.6  Ownership of Software. The Software delivered hereunder and any copies made
     ---------------------
     by Reseller, in whole or in part, and all of Licensor's intellectual property rights in such Software shall remain the sole property of Licensor.

ARTICLE 3 - TERM OF LICENSE
---------------------------

3.1  Term of License. The License shall be in effect for a period of [******]
     ---------------
     years from and including the License Commencement Date, and (subject to the provisions of Article 3.2 concerning extensions) shall expire automatically at the end of the License Term.

3.2  Evergreen Extensions of License Term. The License Term shall be
     ------------------------------------
     automatically extended absent notice of non-extension as prodded in this Article for successive one-year intervals (each interval sometimes referred to herein as a "License Term Extension").

     3.2.1  Notice. Either party may decline to extend the License Term for any
            ------
            reason or no reason by providing the other party with no less than ninety (90) days prior written notice of non-extension.

ARTICLE 4 - DELIVERY
--------------------

4.1  Delivery of Software. Unless the Software has already been provided for
     --------------------
     evaluation, within sixty (60) days following the execution hereof by Reseller, and pursuant to the license granted in Article 2.1, the Licensor will deliver to Reseller one (1) set of golden masters ("Software Masters")
                                                              ----------------
     for the Software. The date on which delivery is deemed complete is referred to herein as the "Date of Delivery" and shall be the later of the actual
                       ----------------
     date the Software is shipped to Reseller by Licensor or the License Commencement Date.

4.2  Acceptance by Reseller. Absence written notice of non-acceptance by
     ----------------------
     Reseller, acceptance of the Software by Reseller shall be deemed to have occurred on the thirty first (31st) day after delivery. To be acceptable to Reseller, the Software (including Updates) shall pass the Palm Computing platform compatibility platinum testing requirements as previously agreed by the parties.

ARTICLE 5 - LICENSEE FEES AND ROYALTY PAYMENTS
----------------------------------------------

5.1  Fee Schedule. [****]
     ------------


ARTICLE 6 - REPORTS AND PAYMENTS
--------------------------------

6.1  Quarterly Statements. Within sixty (60) days after the end of each 3Com
     --------------------
     fiscal quarter (3Com's fiscal year ends on the last Friday of May), commencing with the quarter during which this Agreement first becomes effective, Reseller shall furnish to Licensor a written statement signed by an authorized representative of Reseller (the "Quarterly Statement")
                                                    -------------------
     identifying the number of copies of Software distributed by Reseller and Distributors during such quarter; provided however that Licensor acknowledges that all data for the applicable quarter may not be available to Reseller from Distributors and such data may be reported as part of the subsequent Quarterly Statement. Licensor agrees not to disclose to any third party the information contained in the Quarterly Statement except to the extent that such information is aggregated with other Licensor distribution and licensing data.

ARTICLE 7 - DUTIES OF LICENSOR
------------------------------

7.1  Technical Support. The parties agree to work together to devise a seamless
     -----------------
     mechanism for the handoff of Software support requests from End Users that is mutually acceptable to the parties. Licensor shall have responsibility for providing support to End Users in accordance with the applicable Licensor End User License Agreement between Licensor and the End User.

7.2  Professional Services. Licensor shall use commercially reasonable efforts
     ---------------------
     to provide consulting and training services for Licensor's then-current standard consulting and training fees.

ARTICLE 8 - UNDERTAKINGS OF RESELLER
------------------------------------

8.1  Reseller agrees to

     (a) beginning with the next U.S. English-language release of a Palm [****] [****] (the "Palm [****] Family") product (but not including the upcoming Palm IIIe product) and each U.S. English-language release of a Palm [****] Family [****] thereafter, Reseller shall include the Software on every Desktop CD (or equivalent) for such products and successor products within the Palm

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          [***] Family. The parties agree to discuss the bundling of localized versions of the Software with localized version of the Palm [****] Family products as soon as localized versions of the Software is available.

     (b) provide one primary and one secondary engineering point of contact which shall be the exclusive point of contact with Licensor with respect to all support Licensor provides to Reseller hereunder.

     (c) if Reseller distributes the Software through Distributors, use reasonable efforts (including entering into written agreements with Distributors with whom Reseller has a direct relationship) to ensure that the Distributors (i) acknowledge, adhere to, and do not perform any act inconsistent with the terms and conditions of this Agreement,
          (ii) do not reverse engineer, modify, or reproduce the Software, and
          (iii) cease distribution of the Software in accordance with this Agreement upon termination of this Agreement or of Reseller's rights hereunder.

     (d) if the Software is embedded into a hardware device, include a copy of an End User License, with minimum terms and conditions substantially as specified in Exhibit m attached hereto, with each copy of the Software distributed to an End User hereunder and if the Software is not embedded into a hardware device, Reseller agrees not to remove the Licensor end user license agreement that is embedded in the Software (each, an "End User License"). Licensor agrees that the End User License embedded in the Software shall be substantially similar to Licensor's standard end user license agreement for Licensor's client software.

     (e) pay all import and export licenses and permits, customs charges and duty fees, if any, and shall take all other actions, if any, required to accomplish the export and import of the Software purchased or reproduced by Reseller. Upon request, Licensor will provide 3Com in writing with the appropriate export classification number and general license provisions pursuant to which the Software is exported from time to time.

     (f) participate in joint marketing activities with Licensor as mutually agreed by the parties. Issue a mutually agreeable press release announcing Reseller's appointment as a reseller of the Software within thirty (30) days following the execution of this Agreement.

     (g) if Licensor provides an Update to the Software, to use, reproduce and distribute such updated Software instead of any prior version of the Software within a reasonable timeframe, which, in no case, shall be later than the next release of each applicable Reseller product released ninety (90) days or more after delivery by Licensor to Reseller of such Update and provided that Reseller may continue to reproduce and distribute old Software that was manufactured or in the process of being manufactured prior to receipt of such updated Software.

     (h) if Reseller distributes the Software from a Reseller web site, to include a link (incorporating the AvantGo logo) to Licensor's web site from the web page from which the software is distributed.

     (i) cooperate with Licensor as mutually agreed in promoting Licensor's technology to Palm OS OEM licensees of Reseller, including (if applicable) including the Software in Reseller's standard materials provided as part of such licenses.

     (j) promote to purchasers of the Palm [****] Family products with which the Software is bundled the availability of the Software on the Desktop CD (or equivalent), such promotion to be within the packaging for such Palm [****] Family products.

ARTICLE 9 - RIGHTS TO TERMINATE AGREEMENT
-----------------------------------------

9.1  Termination In Case of Breach. In case of a material breach of this
     -----------------------------
     Agreement by either party, the non-breaching party shall have the right, without limitation of any other right it may have on account of such failure, to terminate this Agreement by giving the breaching party at least thirty (30) days written notice of its intention, specifying the cause for default; provided, however, that if, in the non-breaching party's reasonable discretion, the breaching party remedies such failure during such thirty (30) day period, then this Agreement shall not be terminated on the date specified in such notice.

9.2  Obligations Upon Termination. Articles 1, 2.4, 2.6, 9.2, 12.3, 12.4, 13,
     ----------------------------
     14, 15, and all payment obligations incurred prior to termination, shall survive the termination of this Agreement. Upon termination the

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      license granted herein shall be automatically canceled. provided, however,
      (a) except for termination due to Reseller's material uncured breach, Reseller may complete the manufacturing of work-in-progress containing the Software and distribute such Software and copies of Software existing prior to such termination, (b) Distributors may continue to use, reproduce and distribute the Software in accordance with the terms of the agreement between Reseller and Distributor and (c) customers of Reseller who have already received Reseller Product(s) which incorporate Software shall be permitted to continue to use the Software perpetually, subject to the terms and conditions of the End User License.

ARTICLE 10 - UPDATES
--------------------

10.1  Updates. During the term of this Agreement, Licensor shall make periodic
      -------
      software updates available to Reseller in accordance with this Agreement.

ARTICLE 11 - SERVER SOFTWARE AGREEMENT
--------------------------------------

11.1 The parties agree to negotiate in good faith and use diligent efforts to negotiate and execute within sixty (60) days an agreement for the licensing of Licensor's server software.

ARTICLE 12 - LIMITED WARRANTIES
-------------------------------

12.1  Limited Warranty. Licensor warrants to Reseller that the Software will
      ----------------
      operate substantially in accordance with the description in Exhibit I for a period of ninety (90) days after the Date of Delivery. Licensor further warrants that the Software (a) will record, store, process and display and receive calendar dates falling on or after January 1, 2000, in the same manner, and with the same functionality as such Software records, stores, processes, displays and receives calendar dates falling on or before December 31, 1999; (b) shall include without limitation date data century recognition, calculations that accommodate same century and multicentury formulas and date values, and date data interface values that reflect the century and (c) be capable of correctly processing, providing and/or receiving data and date related data within and between the twentieth and twenty-first centuries. No portion of the Software shall knowingly contain, at the time of delivery, any "back door", "time bomb", "Trojan horse", "worm", "drop dead device" or other computer software routines designed to (i) permit unauthorized access to, or use of, the Software or computer systems on which the Software is loaded, (ii) disable, damage or erase Software or data or (iii) perform any other similar actions that would preclude full use of the Software by Reseller or its sublicensees.

12.2  Obligation of Licensor for Defective Software. The sole obligation of
      ---------------------------------------------
      Licensor for defective Software shall be: (a) for Licensor to correct or replace the Software; or (b) if Licensor fails to correct or replace the Software within a commercially reasonable time period after Licensor's receipt of Reseller's written report of the defect (not to exceed sixty
      (60) days after such receipt), then Reseller, in its discretion, may terminate this Agreement without further obligation provided that such termination shall be Reseller's sole remedy for Licensor's failure to cure such defective Software.

12.3  Warranty Exclusions. The above warranty shall not apply to any copy of
      -------------------
      Software (i) which has been modified or altered, except by Licensor, (ii) which has been used other than in accordance with the most current operating instructions supplied by Licensor, or (iii) which has been subjected to unusual physical or electrical stress, misuse, abuse, negligence or accident. EXCEPT FOR EXPRESS WARRANTIES STATED ABOVE, LICENSOR DISCLAIMS ALL WARRANTIES ON SOFTWARE FURNISHED HEREUNDER INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR USE.

12.4  Intellectual Property. Licensor represents to Reseller that, as of the
      ---------------------
      License Commencement Date, (a) Licensor is not aware of any actual or threatened claims or litigation that the Software infringes any Intellectual Property Rights of any third party and (b) Licensor does not believe that the Software infringes any Intellectual Property Rights of any third party.

ARTICLE 13 LICENSOR'S - INFRINGEMENT DEFENSE OBLIGATION
-------------------------------------------------------

13.1  Licensor's Obligation. Licensor shall indemnify, defend and hold Reseller
      ---------------------
      harmless from and against any claim, suit or proceeding brought against Reseller in so far as it is based on a claim that the Software delivered hereunder constitutes an infringement of any United States, Canadian. European Commission or Japanese Intellectual Property Rights (an "Infringement Claim"), so long as Licensor is notified promptly in writing
       ------------------
      by Reseller as to any such action and is given full authority, information and reasonable assistance (at Licensor's expense) for the defense and settlement thereof (each a

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      "Qualifying Claim"). In addition to Licensor's obligation to defend,
      Licensor shall pay all damages and costs (including reasonable attorney's fees). Licensor shall not be responsible for any compromise made without its consent. Should the use or distribution of the Software by Reseller or its customers be enjoined, or in the event Licensor wishes to minimize its potential liability hereunder, Licensor may at Licensor's sole option and expense (i) obtain a license for Reseller, to continue the use and distribution of the infringing Software licensed hereunder, or (ii) replace or modify the infringing Software so as to be substantially functionally equivalent to the infringing Software but non-infringing; provided, however that if Licensor is unable to achieve (i) or (ii) above after exercising reasonable efforts for a period not less than one hundred eighty (180) days and Reseller has elected to cease distributing the Software, Licensor may terminate this Agreement. If it reasonably appears that the liability of Licensor under this paragraph may exceed or has exceeded the cumulative liability limit specified in Section 14.1, then Licensor shall relinquish the sole control of the defense and/or settlement with respect to the actual or alleged infringement covered by this paragraph and Reseller shall have the right to obtain sole control, except that Licensor may retain some partial control as reasonably agreed by the parties. Subject always to the cumulative liability limit specified in Section 14.1, Licensor shall continue to have the obligation to promptly pay the costs and expenses of the defense of an indemnified claim hereunder, including but not limited to reasonable attorneys' fees and all other related costs and expenses reasonably incurred by Reseller in assuming and maintaining the defense. In such event, Reseller shall not have the right to effect a settlement on the part of Licensor, without the prior written consent of Licensor. The parties hereby agree that the specified cumulative limits on Licensor's liability under Section 14.1 shall not apply to a failure of Licensor to relinquish control as described in this paragraph.

13.2  Infringement Claims. Notwithstanding anything else herein, Reseller may
      -------------------
      terminate this Agreement without further obligation in the event that a Qualifying Claim has not been settled, adjudicated or otherwise resolved to Reseller's sole satisfaction within one hundred eighty (180) days of Licensor's receipt of written notice of such claim from Reseller.

13.3  Liability Exclusion. Licensor shall have no liability to Reseller under
      -------------------
      this paragraph to the extent any Infringement Claim is based upon the (i) use of Software delivered hereunder in connection or in combination with equipment, devices or software not delivered by Licensor, or (ii) use of Software delivered hereunder in a manner not consistent with the description of the Software set forth in Exhibit I, or (iii) modification by Reseller of Software delivered; provided that such Infringement Claim would not have arisen but for such combination, use or modification. Licensor shall further have no liability to Reseller for any Infringement Claim based on Reseller's use or transfer of the Software delivered hereunder after Licensor's notice that Reseller shall cease use or transfer of such Software due to such claim. EXCEPT AS STATED ABOVE, LICENSOR DISCLAIMS ALL WARRANTIES AND INDEMNITIES, EXPRESS, IMPLIED, OR STATUTORY, FOR INFRINGEMENT OF THIRD PARTY RIGHTS.

ARTICLE 14 - LIMITATION OF LIABILITY
------------------------------------

14.1 THE CUMULATIVE LIABILITY, IF ANY, OF LICENSOR FOR DIRECT DAMAGES WHETHER ARISING FROM LICENSOR'S BREACH OF THE AGREEMENT, BREACH OF WARRANTY, INFRINGEMENT, NEGLIGENCE, STRICT LIABILITY OF OTHER TORT, OR OTHERWISE WITH RESPECT TO THE SOFTWARE OR ANY SERVICES, IS LIMITED TO AN AMOUNT NOT TO EXCEED $[******]. THE FOREGOING SENTENCE IS NOT INTENDED TO LIMIT EITHER PARTY'S OBLIGATIONS PURSUANT TO ARTICLE 13 WHICH SHALL BE LIMITED TO $[******] CUMULATIVE LIABILITY FOR EACH PARTY HERETO. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ITS SUPPLIERS OR CUSTOMERS FOR ANY INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOST REVENUES OR PROFITS.

ARTICLE 15 - MISCELLANEOUS
--------------------------

15.1  Entire Agreement. This Agreement constitutes the entire Agreement and
      ----------------
      understanding between the parties as to the subject matter hereof, and supersedes and replaces all prior or contemporaneous Agreements, written or oral, as to such subject matter. This Agreement may be changed only in writing stating that it is an amendment or modification to this Agreement, and signed by an authorized representative of each of the parties hereto.



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15.2   Relationship of Parties. This Agreement does not constitute a
       -----------------------
       partnership, joint venture or agency between the patties thereto, nor shall either of the parties hold itself out as such contrary to the terms hereof by advertising or otherwise, nor shall either of the parties become bound or become liable because of any representation, action or omission of the other.

15.3   Operating Systems. Reseller hereby acknowledges its understanding that
       -----------------
       the Software is intended to be used with computer equipment manufactured by other parties and manufacturer provided operating systems, and that such computer equipment and operating systems software are not provided under this agreement. Reseller is solely responsible for acquiring and maintaining such equipment and software, the utilization rights of such software, and for the overall effectiveness and efficiency of the operating environment in which Software is to function. Licensor does not make any representation, warranty, or understanding concerning the suitability, availability or performance of any computer or operating system software for use with the Software provided hereunder.

15.4   Severability. Should any part or provision of this Agreement be held
       ------------
       unenforceable or in conflict with the law of any jurisdiction, the validity of the remaining parts or provisions shall not be affected by such holding, provided the intent of the parties can be given effect except for immaterial matters.

15.5   Waiver. Any waiver of a default or condition held by either party shall
       ------
       not be deemed a continuing waiver of such default or condition or a waiver of any other default or condition.

15.6   Assignment. Neither party may assign any of its rights, obligations or
       ----------
       privileges Coy operation of law or otherwise) hereunder without the prior written consent of the other party, which shall not be unreasonably withheld; provided, that either party shall have the right to assign its rights, obligations and privileges hereunder to a merger partner, successor in business or acquiror of all or substantially all of that party's business or assets without obtaining any consent to such assignment from the other party; and further provided that Reseller may assign this Agreement to 3Com Corporation or any wholly-owned subsidiary of 3Com Corporation without obtaining any consent from Licensor. In the event that Reseller determines, in its discretion, that any assignment by Licensor pursuant to this paragraph is to a competitor of Reseller, Reseller may terminate this Agreement upon thirty (30) days' written notice to Licensor; provided however that such notice shall be delivered to Licensor within forty-five (45) days following the later of (i) the effective date of such assignment or (ii) notice to Reseller of such assignment.

15.7   Captions. The heading of articles, sections and other subdivisions hereof
       --------
       are inserted only for the purpose of convenient reference and it is recognized that they may not adequately or accurately describe the contents of the paragraph that they head Such headings shall not be deemed to govern, limit, modify or in any other manner affect the scope, meaning or intent of the provisions of this agreement, or any part or portion thereof, nor shall they otherwise be given any legal effect.

15.8   Applicable Law. This Agreement shall be governed by, performed under and
       --------------
       construed in accordance with the laws of the State of California, without giving effect to the conflict of law principles thereof.

15.9   Jurisdiction. The parties hereby consent to the exclusive jurisdiction
       ------------
       and venue of the state and federal courts of Santa Clara County, California.

15.10  Notices. All notices permitted or required under this Agreement shall be
       -------
       in writing and shall be delivered in person or mailed by first class, registered or certified mail, postage prepaid, to the address of the party specified in this Agreement or such other address as either party may specify in writing, with copies of notices to Reseller also sent to the attention of the 3Com Corporation General Counsel at the same Reseller Address. Such notice shall be deemed to have been given upon receipt.

15.11  U.S. Government Restricted Rights. If this Software is being licensed by
       ---------------------------------
       the U.S. Government, the Software and related documentation is commercial computer software and documentation developed exclusively at private expense, and (a) if acquired by or on behalf of a civilian agency, shall be subject to the terms of this computer software license as specified in 48 C.F.R 12.212 of the Federal Acquisition Regulations and its successors; and (b) if acquired by or on behalf of units of the Department of Defense ("DOD") shall be subject to the terms of this commercial computer software license as specified in 48 C.F.R 227.7202-2, DOD FAR Supplement and its successors.

15.12  Delays. Licensor is not responsible for failure to fulfill its
       ------
       obligations under this Agreement due to causes beyond its reasonable control.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date below.

          AVANTGO, INC.          RESELLER:

BY:       /s/ Felix Lin          BY:     /s/ Mark Bercow
          -------------                  ---------------------------------------

NAME:     Felix Lin              NAME:   Mark Bercow
          -------------                  ---------------------------------------

TITLE     CEO                    TITLE:  Vice President, Strategic Alliances and
          -------------                  ---------------------------------------
                                          Platform Development
                                         -----------------------

DATE:     6/2/99                 DATE:   Jun 1, 1999
          -------------                  ---------------------------------------

                                  EXHIBIT I
                                  ---------

                             Software Description
                             --------------------

Software will include:

1. The fully-functional version (as opposed to a try-and-buy version) of the AvantGo Client version 3.0 for Palm OS platform. The specifications for the Software are as follows:

The AvantGo Software shall allow an End User to access web-based content via PC Synchronization, Ethernet, wireline and wireless modem. The AvantGo Software shall include an on-screen End User License Agreement governing the use of the AvantGo Software by the End User.

AvantGo 3.0 Client is a software application for handheld computers that combines a highly efficient Web browser with dynamic HTML forms, that generate responses based on a user's input and the type of device a user carries.

        HTML 3.2-compliant information and applications, including forms, tables and graphics
        Dial-in and remote on-line access
        Palm devices
        On Device Logic/Server and Device APIs

                                  EXHIBIT II
                                  ----------

                     [this Exhibit intentionally omitted]

                                  EXHIBIT III
                                  -----------

                               End User License
                               ----------------

     All End User Licenses shall include provisions that contain substantially the same restrictions:

     (1) the End User is granted only a personal, nontransferable, and nonexclusive right to use the Software only for its personal or internal business purposes;

     (2) Licensor or its licensors retain all of their intellectual property rights in the Software, and no title to such intellectual property is transferred to the End User;

     (3) the End User agrees not to reverse assemble, decompile, or otherwise attempt to derive source code from the Software;

     (4) the End User agrees to comply with all export and re-export restrictions and regulations of the Department of Commerce or other United States agency or authority, and not to transfer, or authorize the transfer, of the Software to a prohibited country or otherwise in violation of any such restrictions or regulations;

     (5) the End User receives no express warranties or implied warranties of merchantability or fitness for a particular purpose; and

     (6) Licensor shall not be liable to the End User for any indirect, consequential, incidental or special damages arising out of the use or license of the Software, regardless of the theory of liability (including negligence and strict liability).

     (7) The Software and documentation (if any) are considered "commercial computer software" and "commercial computer software documentation", respectively, pursuant to DFAR Section 227.7202 and FAR Section 12.212, as applicable. Use, duplication or disclosure of the Software (and documentation, if any) by the U.S. Government is subject to the restrictions set forth in DFAR
Section 227.7202 for military agencies, and FAR Section 12.212 for civilian agencies.

                                  Exhibit IV

                          Trademark Usage Guidelines

                  [Insert AvantGo Guidelines after this page]

                                    Page 12